Exhibit 3.17

State of Delaware

Secretary of State

Division of Corporations

Delivered 05:16 PM 12/06/2011

FILED 05:01 PM 12/06/2011

SRV 111261651 - 5075596 FILE

CERTIFICATE OF FORMATION

OF

WIDEOPENWEST MID-MICHIGAN HOLDINGS, LLC

This Certificate of Formation of WideOpenWest Mid-Michigan Holdings, LLC (the “LLC”) has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-201, et. seq.).

FIRST. The name of the limited liability company formed hereby is WideOpenWest Mid-Michigan Holdings, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of this 6th day of December, 2011.

By:	/s/ Patrick Tucker
Name:	Patrick Tucker
Title:	Authorized Person